Exhibit 10.3

April 18, 2011

Mr. Steve Carbonneau

President

The Richmond Group, Inc.

77 Main Street

Hopkinton, MA  01748

Re:                               Amendment to November 1, 2010 Part 2 Agreement to Update GMP

Dear Mr. Carbonneau:

This letter shall serve to amend the Part 2 Agreement, as contemplated by Section 13.1.1.1 of the Part 2 Agreement, to memorialize Cubist and The Richmond Group, Inc.’s agreement on the Guaranteed Maximum Price (GMP) for the TI Phase and the Parking Phase of the work covered by the Part 2 Agreement.  Per the attached budget, the GMP for the TI Phase (Fitout) shall be $14,544,130 including the Fixed A/E Services Cost of $356,270, Fixed Supervision Cost of $790,010, Fixed General Conditions Cost of $802,927 and Fixed Fee Cost of $506,000. The GMP for the Parking Phase (Garage) shall be $5,572,996 including the Fixed A/E Cost of $285,900, Fixed Supervision Cost of $115,107, Fixed General Conditions Cost of $192,283 and Fixed Fee Cost of $195,000.  As a result, the total GMP under the Part 2 Agreement, including the $27,519,360 for the Core & Shell Phase, shall be $47,636,486.

The Substantial Completion Date for the TI Phase, shall be December 23, 2011 for the North Building and March 27, 2012 for the South Building. The Substantial Completion Date for the Parking Phase shall be November 15, 2011. The Part 2 Agreement shall not be amended in any other way other than as explicitly set forth in this letter and shall remain in full force and effect, as amended.

Please indicate your agreement to this amendment to the Part 2 Agreement by signing in the space indicated below.

Very truly yours,

CUBIST PHARMACEUTICALS, INC.

By:	/s/ David W.J. McGirr
David W.J. McGirr, Sr. Vice President and
Chief Financial Officer

Acknowledged and accepted
21 day of April, 2011

THE RICHMOND GROUP, INC.

By:	/s/ Steve Carbonneau
Steve Carbonneau
President

65 Hayden Avenue, Lexington, MA 02421  P  781.860.8660   F  781.240.0256   www.cubist.com

Richmond

3/18/2011

Description	GMP Costs – Garage	GMP Costs – Fitout

Demolition	$—	$45,410
Sitework	$675,150	$—
Landscaping	$—	$—
Precast Structure	$1,820,000	$—
Concrete Foundations	$489,500	$—
Masonry	$130,881	$—
Structural Steel	$—	$—
Misc. Metals	$202,140	$—
Carpentry/Millwork	$—	$282,970
Roofing/Waterproofing	$80,335	$56,897
Doors and Hardware	$27,700	$145,105
Exterior Façade	$268,978	$—
Interior Glass and Glazing	$—	$349,375
Drywall	$59,500	$1,370,200
Tile	$—	$—
Acoustical Ceilings	$—	$221,500
Flooring	$—	$706,740
Paint	$22,700	$148,610
Misc. Specialties	$—	$244,862
Equipment — Cold Rooms Only	$—	$288,503
Lab Casework	$—	$818,215
Elevator	$104,500	$25,000
Fire Protection	$167,000	$220,000
Plumbing	$109,659	$990,942
HVAC	$59,000	$3,314,241
Electrical	$230,100	$1,097,900
General	$93,000	$339,400
Supervision	$115,107	$790,010
GC’s/Permits/Insurance	$192,283	$802,927
CA Engineering	$285,900	$356,270
Insurance and Permits	w/GC’s	w/GC’s
Contingency	$244,543	$800,000
Overhead and profit	$195,000	$506,000
Ace & New Transformer/Switchboard	$—	$623,053

Total Budget	$5,572,996	$14,544,130